Exhibit 99.1

Designer Brands Inc. Provides Business Update on Enhanced Financial Flexibility Measures

Raises New $250 Million Private Senior-Secured Term Loan and Replaces Existing Credit Agreement with New $400 Million ABL

The Company Has Reopened 99% of its North American Store Operations

COLUMBUS, Ohio, August 7, 2020 /PRNewswire/ -- Designer Brands Inc. (NYSE: DBI) (the “Company”), one of North America's largest designers, producers and retailers of footwear and accessories, today announced steps taken to enhance the Company’s financial flexibility, including replacing its $400 million revolving credit facility with an equally-sized, asset-based revolving credit facility and completing a $250 million privately placed senior secured term loan. The Company also provided further details on recent employee base restructuring actions and an update on store operations.

Chief Executive Officer Roger Rawlins stated, “Since confronted with the challenges posed by COVID-19, we have acted decisively to prioritize the health and safety of our associates and customers and protect the long-term sustainability of our business. Today’s announcement represents another critical step that increases our financial flexibility and total liquidity. These actions, combined with previously announced steps to manage expenses including the initial furloughs and recent internal organization restructuring, will strengthen our position as we continue to navigate the rapidly evolving consumer landscape.

“In the face of adversity across the industry, we have had to take a new and creative approach to running our business, driven by the acceleration of our digital initiatives to meet our customer’s unique needs. Our strong and experienced team continues to guide Designer Brands through the challenges associated with the pandemic and we expect to emerge well-positioned to grow market share and attract new customers.”

Replacing of the Revolving Credit Agreement

On August 7, 2020, Designer Brands retired its existing $400 million revolving credit facility (“Cash Flow Revolver”) and simultaneously entered into a new $400 million, five-year asset-based revolving credit facility (“ABL Revolver”).  The new ABL Revolver matures in August 2025. The Company opened the new ABL Revolver with a draw at closing of $150 million. The ABL Revolver contains a covenant regarding minimum availability and provides additional flexibility to maneuver through an evolving consumer landscape as compared to the retired Cash Flow Revolver. The ABL Revolver also allows the Company to enter into other select financing arrangements, including the new senior secured term loan. PNC Bank, N.A. served as Administrative Agent and PNC Capital Markets LLC served as Joint Lead Arranger and Joint Bookrunner.

Closing of New Senior Secured Term Loan

Also on August 7, 2020, the Company announced the closing of a $250 million senior secured term loan (the “Term Loan”). The Term Loan will be used to increase liquidity and support the ongoing needs of the Company.  The Term Loan, which matures in August 2025, contains certain customary affirmative and negative covenants and requires limited amortization over the course of the loan. The Term Loan was agented by Sixth Street.

Chief Financial Officer Jared Poff commented, “As a result of the actions we have undertaken with our lending partners, we are confident we have sufficient liquidity today, and in the future, to provide us with the flexibility to navigate the current complex environment and pursue our long‐term business strategy.”

Further details about the ABL Revolver and the Term Loan are included in the Company’s 8-K filed with U.S. Securities and Exchange Commission (“SEC”) on August 7, 2020.

The Company’s financial advisor across all liquidity efforts was PJ Solomon. Vorys, Sater, Seymour and Pease LLP advised the company with respect to the ABL Revolver and Wachtell, Lipton, Rosen & Katz advised the company with respect to the Term Loan.

Restructuring Actions

As previously announced, the Company implemented an internal reorganization and reduction of its workforce, effective July 30, 2020. These actions impacted over 1,000 associate positions, representing approximately 8% of the Company’s North American associate positions. This included the elimination of approximately 380 corporate office associate positions, representing approximately 22% of all North American corporate office associate positions. In addition, the reduction in workforce impacted over 700 store associate positions, representing approximately 7% of all store associate positions. The Company has offered 550 store associates the opportunity to remain with the Company in a different role within the organization or choose to accept severance payment.

Following these actions, Designer Brands expects annual cost savings of approximately $40 million pre-tax and net of planned reinvestments in the business.

Store Operations Update

At the end of the second quarter of fiscal 2020, 517 of Designer Brands’ retail locations in the U.S. and 145 locations in Canada have reopened, representing 99% of the Company’s overall footprint. Management will reopen the remaining 4 U.S. locations once local conditions and factors governing reopening decisions, including state and local guidelines, have been evaluated.

Mr. Rawlins continued, “We are pleased that store locations across North America are continuing to reopen with new procedures in place to keep our associates and customers safe. However, store traffic continues to be impacted as the resurgence of the virus weighs on the minds of the consumer. We have accelerated our markdown activity in seasonal and dress to ensure a clean inventory position exiting Spring. Given the environment, we are moving quickly to adapt our business model, including pivoting our product assortment away from seasonal and dress and moving deeper into athletic and casual in order to be in a stronger position to meet customers’ current needs in the important fall season. In addition, we are evaluating opportunities to optimize our real estate portfolio. We are actively discussing go-forward lease terms with our landlords to ensure better alignment of current traffic trends and future lease payments.”

About Designer Brands

Designer Brands is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 1,000 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners and services footwear departments in the U.S. through its Affiliated Business Group. Designer Brands designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 doors worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, Designer Brands also owns a stake in Vince Camuto®, Louise et Cie®, Sole Society®, CC Corso Como®and others. More information can be found at www.designerbrands.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its annual, quarterly and current reports, as filed with the SEC, including the impacts of the COVID-19 pandemic. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “plans,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this press release include, without limitation, statements regarding the impact of COVID-19 on the Company’s operations. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SOURCE Designer Brands Inc.

For further information: Stacy Turnof, DesignerBrandsIR@edelman.com